EXHIBIT 99.2

CKRUSH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

Our Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2006 and 2005 give effect to the following transactions and adjustments as if they had occurred as of January 1, 2005 (a) the completion of the acquisitions of Trisoft Media, Inc. and AudioStreet, Inc. (collectively the ‘‘Digital Media Acquisition’’) and the related impact of compensation arrangements with the former officer/stockholders; (b) the application of net proceeds from the November/December 2006 Private Placement (‘‘Placement’’) and (c) the approval by our stockholders of the increase in the authorized number of common shares.

Our Unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2006 is presented as if we had completed the Digital Media Acquisition as December 31, 2006.

Our Unaudited Pro Forma Condensed Combined Financial Statements are based upon available information and upon certain estimates and assumptions as described in the Notes to the Unaudited Pro Forma Condensed Combined financial Statements. The allocation of the purchase price of the Digital Media Acquisition is preliminary and may be adjusted for changes in the valuation of the fair value of the assets acquired and liabilities

These estimates and assumptions are preliminary and have been made solely for purposes of developing these Unaudited Pro Forma Condensed Combined Financial Statements. Our Unadited Pro Forma Condensed Combined Financial Statements are based upon, should be read in conjunction with the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2006 (included in the Company’s Annual Report on Form 10-K filed April 5, 2007) and the historical financial statements of the companies included in the Digital Media Acquisition (included in Exhibit 99.1 to this Current Report on Form 8-K).

Our Unaudited Pro Forma Combined Financial Statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially form those discussed herein. Our Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

CKRUSH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

	Historical Ckrush	Historical Digital Media Acquisition			Pro Forma Adjustments	Pro Forma for the Acquisition and Other
Net revenues	$704,016	$237,779				$941,795
Operating costs and expenses
Cost of revenues	574,075	63,131	(a	)	254,600	891,806
Selling, general and administrative	5,670,317	78,195				5,748,512
Depreciation and amortization	391,941		(b	)	143,333	535,274
Impairment charges	460,422	—			—	460,422
	7,096,755	141,326			397,933	7,636,014
Loss from operations	(6,392,739)	96,453			(397,933)	(6,694,219)
Other (expenses)	(1,277,076)	—			—	(1,277,076)
Net loss	(7,669,815)	96,453			(397,933)	(7,971,295)
Deemed dividend on Series E preferred stock	(280,452)	—			—	(280,452)
Net loss attributable to common stockholders	$(7,950,267)	$96,453			$(397,933)	$(8,251,747)
Net loss per common share (basic and diluted)	$(0.13)					$(0.11)
Weighted average number of common shares outstanding (basic and diluted)	62,461,790		(c	)		78,491,790

2005 Statement of Operations Pro Forma Adjustments

(a)	To reflect increased salary expense as a result of contractual arrangements entered into in connection with the Digital Media Acquisition.
(b)	To reflect full year amortization of intangibles arising from the Digital Media Acquisition.
(c)	Reflects 16,030,000 common share adjustment to weighted average common shares outstanding for the year ended December 31, 2005 including 4,000,000 shares issued in connection with the Digital Media Acquisition and 12,030,000 shares issued in connection with the Placement.
Note:	The availability of intraperiod allocation of Ckrush’s operating loss offset the impacts of the Digital Media Acquisition and therefore there is no tax provision provided in the Pro Forma adjustments.

CKRUSH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical Ckrush	Historical Digital Media Acquisition			Pro Forma Adjustments	Pro Forma for the Acquisition and Other
Net revenues	$1,646,278	$443,608	(a	)	$(141,271)	$1,948,615
Operating costs and expenses
Cost of revenues	3,130,110	160,448	(a	)	(141,271)	3,344,287
			(b	)	195,000
Selling, general and administrative	12,589,915	67,087	(c	)	143,333	12,800,335
Depreciation and amortization	44,496	3,185				47,681
Other operating costs and expenses – net	1,455,878	—			—	1,455,878
	17,220,399	230,720			197,062	17,648,181
Loss/(income) from operations	(15,574,121)	212,888			(338,333)	$(15,699,566)
Other income – net	3,814,729	—			—	3,814,729
Net loss attributable to common stockholders	$(11,759,392)	$212,888			$(338,333)	$(11,884,837)
Net loss per common share (basic and diluted)	$(0.15)					$(0.12)
Weighted average number of common shares outstanding (basic and diluted)	(79,569,558)		(d	)		95,599,558

2006 Statement of Operations Pro Forma Adjustments

(a)	To eliminate Trisoft revenues and Ckrush cost of sales for webdevelop services.
(b)	To reflect increase salary expense as a result of contractual arrangements entered into in connection with the Digital Media Acquisition.
(c)	To reflect full year amortization of intangibles arising from the Digital Media Acquisition.
(d)	Reflects 16,030,000 common share adjustment to weighted average common shares outstanding for the year ended December 31, 2006 including 4,000,000 shares issued in connection with the Digital Media Acquisition and 12,030,000 shares issued in connection with the Placement.
Note:	The availability of intraperiod allocation of Ckrush’s operating loss offset the impacts of the Digital Media Acquisition and therefore there is no tax provision provided in the Pro Forma adjustments.

CKRUSH, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
December 31, 2006

	Historical				Acquisitions and Other Adjustments	Pro Forma for the Acquisition
	Ckrush	Digital Media Acquisition
Assets
Cash	$1,504,572	$26,435	(a	)	$(13,846)	$842,161
			(b	)	(675,000)
Accounts receivable	1,000,037	14,946				1,014,983
Prepaid expenses and other assets	26,034					26,034
Film costs	1,165,005					1,165,005
Assets held for sale to former president	—
Property and equipment – net	78,582	12,067				90,649
Intangible assets			(c	)	430,000	430,000
Goodwill			(c	)	1,005,398	1,005,398
Cash – restricted	48,397					48,397
Total Assets	$3,822,627	$53,448			$746,552	$4,622,627
Liabilities and Stockholders’ Deficiency
Accounts payable and accrued expenses	$4,645,642	$13,846	(a	)	$(13,846)	$4,645,642
Accrued litigation and judgments payable	2,016,795					2,016,795
Notes and loans payable, including accrued interest	2,536,147					2,536,147
Due to related parties	89,692					89,692
Deferred revenues	393,000					393,000
Derivative liability	3,086,361					3,086,361
Common stock to be issued	1,563,446					1,563,446
Minority Interest	5,232,441					5,232,441
Commitments, Contingencies and Other Matters
Stockholders’ Deficiency
Series D preferred stock	3,998					3,998
Series E preferred stock	9					9
Common stock	853,995	1,250	(c	)	40,000	893,995
			(c	)	(1,250)
Additional paid-in capital	46,898,157		(c	)	760,000	47,658,157
Accumulated deficit	(60,122,397)	38,352	(c	)	(38,352)	(60,122,397)
Deferred compensation	(3,289,659)					(3,289,659)
Treasury stock, at cost	(85,000)					(85,000)
Total Stockholders’ Deficiency	(15,740,897)	39,602			760,398	(14,940,897)
Total Liabilities and Stockholders’ Deficiency	$3,822,627	$53,448			$746,552	$4,622,627

Pro Forma Adjustments — Balance Sheet

(a)	To eliminate liabilities not assumed in the Digital Media Acquisition and applicable cash balances used by the sellers to liquidate these obligations.
(b)	To reflect the Digital Media Acquisition and the preliminary allocation of the purchase price including expenses of $75,000:

Cash portion of purchase price	$600,000
Issuance of common stock	920,000
Fees and expenses	75,000
Total acquisition cost	1,595,000
Net assets acquired	39,602
Excess of purchase price over net assets acquired	$1,555,398
Preliminary allocation
Intangibles – websites	$430,000
Goodwill	1,125,398
$1,555,398

At this time management is unable to determine whether the amounts allocated to the above intangible assets will change when we finalize our valuation and if changes are made, the amount of such changes. A $100,000 fluctuation in fair value amounts allocated to the identified definite lived intangible assets would cause an increase or decrease to the annual amortization expense of $33,333.